UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter Into a Material Definitive Agreement.

On July 18, 2017, InnSuites Hospitality Trust (the “Trust”) and RRF Limited Partnership (“Partnership”) entered into a Revolving Line of Credit - Promissory Demand Note (“Note”) for $400,000 with Chinita Hayden, the Lender. The Note provides monthly interest only payments and payable on demand or payable on July 31, 2020, whichever occurs first. Interest rate on the Note is 7% and the Note is unsecured with no guarantees provided.

On December 24, 2014, the Trust and Partnership as the Borrower entered into the attached Promissory Demand Note with Guy C. Hayden, III for the sum of $400,000 due on demand or payable on February 15, 2018, whichever occurs first. On July 18, 2018, the Trust and Partnership along with Guy C. Hayden, III agreed to extend the Promissory Demand Note payable on demand or payable on July 31, 2020, whichever occurs first. All of the remaining terms of the loan originated on December 24, 2014 remain the same.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: July 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Line of Credit – Promissory Demand Note between the Trust and Partnership (“Borrower”) and Chinita Hayden, the Lender, dated on July 18, 2017. Promissory Demand Note – Amendment # 1 between the Borrower and Guy Hayden, III, the Lender, dated on July 18, 2017.